SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [x]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e) (2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[x]   Soliciting Material Pursuant to Rule 14a-12

                          U.S. Franchise Systems, Inc.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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         (1)  Title of each class of securities to which transaction applies:
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         (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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         (5)  Total fee paid: N/A

[ ]      Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by Exchange Act
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On June 2, 2000, U.S. Franchise Systems, Inc. ("USFS" or the "Company")
announced that it had entered into a Recapitalization Agreement with SDI, Inc., Meridian Associates, L.P. and HSA Properties, Inc., pursuant to which (i) USFS will shortly commence a self-tender for 8.66 million shares of Common Stock at a price of $7.50 per share and (ii) business interests of the Pritzker family of Chicago will invest $75 million in the Company in exchange for $65 million of a new series of 8.5% Cumulative Redeemable Preferred Stock, par value $.01 per share, and $10 million of a new series of 6% Cumulative Redeemable Convertible/ Exchangeable Preferred Stock, par value $0.01 per share. A copy of the company's press release issued on June 2, 2000 is attached hereto. USFS and the following persons named below may be deemed to be "participants" in the solicitation of proxies from the stockholders of USFS in connection with the Annual Meeting of the stockholders of USFS to be held to consider, among other things, the aforementioned recapitalization of the Company, including the issuance of the new series of 8.5% Cumulative Redeemable Preferred Stock and 6.0% Cumulative Redeemable Convertible/Exchangeable Preferred Stock, a number of amendments to the Company's Certificate of Incorporation, and other items.

The participants in this solicitation may include the directors of USFS (Michael
A. Leven (Chairman), Neal K. Aronson, Steven Romaniello, Dean S. Adler, Irwin Chafetz, Douglas G. Geoga, Richard D. Goldstein, David T. Hanamoto and Jeffrey
A. Sonnenfeld) and the following officer: Stephen D. Aronson (Vice President and General Counsel).

As of the date of this communication, the following officers and directors of USFS beneficially owned the following percentages of the Class A common stock, par value $0.01 per share, of USFS: Michael A. Leven (5.1%), Neal K. Aronson (5.2%), Irwin Chafetz (2.2%), Richard D. Goldstein (1.5%), David T. Hanamoto (2.3%) and Steven Romaniello (1.2%). The other directors and officers of USFS beneficially owned in the aggregate less than 1% of the Class A common stock of USFS. In addition, each of Michael A. Leven and Neal K. Aronson beneficially own 55.7% of the shares of Class B common stock, par value $0.01 per share, of USFS. Aggregating the voting power of their respective holdings of Class A common stock and Class B common stock, Michael A. Leven beneficially owns 36.0% of the total voting power and Neal K. Aronson beneficially owns 36.1% of the total voting power of the Company. Each of Michael A. Leven and Neal K. Aronson have entered into agreements with Meridian Associates, L.P. ("Meridian") requiring them to vote their shares of Class A common stock and Class B common stock in favor of any resolution authorizing both new series of preferred stock, the issuance of Class A common stock upon conversion of the 6.0% Redeemable Convertible/Exchangeable Preferred Stock, certain charter amendments and any other matter necessary or advisable in order to consummate the contemplated recapitalization of the Company. Accordingly, Meridian may also be deemed to be a participant in this solicitation. Meridian beneficially owns 12.3% of the outstanding shares of Class A common stock of USFS.

Set forth below is the text of the Company's press release issued on June 2, 2000:

                    [U.S. FRANCHISE SYSTEMS, INC. LETTERHEAD]

 US Franchise Systems Announces Self Tender And Recapitalization Transaction

     U.S. Franchise Systems, Inc. (Nasdaq: USFS) announced today that it had entered into a definitive agreement with interests of the Pritzker family of Chicago to effect a recapitalization of the Company. Pursuant to the definitive agreement, USFS will shortly commence a self-tender for 8.66 million shares of Common Stock at a price of $7.50 per share. Pritzker family business interests will invest $75 million in the Company in exchange for $65 million of a new series of 8.5% Redeemable Preferred Stock and $10 million of a new series of 6% Redeemable Convertible/Exchangeable Preferred Stock.

     The Convertible/Exchangeable Preferred Stock will initially be convertible into 10 million shares of Common Stock at a conversion price of $7.50 per share, or if lower, the average of the representative bid and asked prices of the Company's Common Stock over a 21 trading day period ending on the 90th day following the completion of the transaction, but not less than $6.50 per share, subject to downward adjustment upon certain events.

     Upon the completion of the transaction, Pritzker family business interests, together with Mike Leven, chairman of the board and CEO of the Company, certain of his family members and Steven Romaniello, executive vice president, franchise sales and administration of the Company, will enter into a shareholders agreement and will collectively control a majority of the outstanding voting power of the Company.

     Commented Mike Leven, "During the past five months, our Company has investigated many opportunities that would be beneficial to our shareholders. It has been my personal desire to keep our leadership and philosophy in place, while also making sure that our shareholders gain from any transaction. I am proud that under the terms of this agreement, existing management and employees will remain in place, and USFS will have a very strong strategic partner with whom we can not only continue to grow our brands but also remain true to our culture and business principles."

     Pritzker family business interests which own, among other ventures, Hyatt Corporation and Hyatt International Corporation, were advised in this transaction by Hospitality Investment Fund, LLC, an affiliate of The Pritzker Organization, LLC. Douglas G. Geoga, president of Hospitality Investment Fund, LLC and former President of Hyatt Hotels Corporation, stated "It is a great pleasure for us to join with Mike Leven and his accomplished team led by Steve Romaniello. We expect that with Mike and Steve's leadership and our sponsorship, USFS will have the resources to be a dominant player in the hospitality industry." Upon the completion of the transaction, Mr. Geoga will continue to represent Pritzker family business interests on the Company's Board and will be involved in the Company's strategic direction.

     The tender offer and the recapitalization are subject to customary conditions, including the tender of at least 3 million shares of Common Stock, receipt of shareholder approval of the issuance of the Preferred Stock and of certain amendments to the Company's certificate of incorporation to facilitate the transaction, and expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Acts of 1976.

     The transaction is expected to be completed in the fourth quarter of 2000. USFS was advised in the transaction by Bank of America Securities LLC.

     Atlanta-based U.S. Franchise Systems, franchises Microtel Inns & Suites, a chain of all newly-constructed, budget hotels, Hawthorn Suites, a predominantly upscale extended-stay chain, and Best Inns & Suites, an economy/mid-priced chain. The Company trades under the symbol USFS on the Nasdaq National Market.

     Certain statements in this press release, including statements about the proposed recapitalization transaction, constitute "forward-looking statements" within the meaning of the Private Securities Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those factors in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 and other reports and filings with the Securities and Exchange Commission. There can be no assurance that the recapitalization transaction, which is subject to numerous conditions, will occur in the fourth quarter of 2000 or at all.

     Investors and security holders are advised to read the offer to purchase and the other tender offer materials that USFS will be sending to its shareholders because they contain important information.

     Investors and security holders are also advised to read the proxy statement that will be filed by USFS with respect to the upcoming special meeting of shareholders of USFS in connection with the proposed issuance of preferred stock and amendments to the certificate of incorporation of USFS, when it becomes available, because it will contain important information. Information regarding persons who may be considered "participants" in the solicitation of proxies from USFS shareholders can be found in a Schedule 14A to be filed with the Securities and Exchange Commission on June 5, 2000.

     Investors and security holders may obtain a free copy of the tender offer materials and the proxy statement (when they become available) and the Schedule 14A containing the participant information referred to above and other documents filed by USFS with the Commission at the Commission's website at www.sec.gov. The tender offer materials, the proxy statement, the Schedule 14A containing the participant information and such other documents may also be obtained for free from USFS by directing such request to: U.S. Franchise Systems, Inc., 13 Corporate Square, Suite 250, Atlanta, GA 30329, attention: Investor Relations 404-235-7400.